Exhibit 99.1

Allscripts Reports Fiscal 2009 Fourth Quarter and Full Year Results

Company Posts Earnings per Share of 9 cents and Non-GAAP Earnings per Share of 16 cents

CHICAGO, July 20 /PRNewswire-FirstCall/—Allscripts-Misys Healthcare Solutions, Inc. (Allscripts) today announced its financial results for the three months and full fiscal year ended May 31, 2009.

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The Company’s results for the three months ended May 31, 2009 include results of Allscripts for the complete fiscal quarter. The Company’s results for the three months ended May 31, 2008 include only the results of Misys Healthcare Systems, LLC (Misys). The Company’s results for the twelve months ended May 31, 2009 include results from legacy Allscripts for the period of October 11, 2008 through May 31, 2009, and from Misys for all periods presented. A subsidiary of Allscripts merged with Misys, formerly a division of Misys plc, on October 10, 2008, at which time the legal name of Allscripts became Allscripts-Misys Healthcare Solutions, Inc.

Total revenue for the three months ended May 31, 2009 was $166.2 million, compared to $97.1 million for the same period last year. Non-GAAP revenue for the three months ended May 31, 2009 was $168.8 million, compared to non-GAAP revenue of $174.8 million for the same period last year. Non-GAAP revenue for the three months ended May 31, 2009 and 2008 are comprised of revenue from Allscripts and Misys, respectively, for the full three-month period of each respective year, giving effect to the add-back of a deferred revenue adjustment of $2.6 million recorded for GAAP purposes in the three month period ended May 31, 2009. In addition, non-GAAP revenue includes $1.2 million and $9.5 million in prepackaged medications revenue that were recorded for GAAP purposes in the three month periods ended May 31, 2009 and 2008, respectively. Please see “Explanation of Non-GAAP Financial Measures” below for a discussion of non-GAAP measures.

Total revenue for software and related services during the three months ended May 31, 2009 was $165.0 million, compared to $97.1 million for the same period last year. Non-GAAP revenue for software and related services for the three months ended May 31, 2009 and 2008 was $167.6 million and $165.3 million, respectively.

Gross margin percentage was 55.5% for the fourth quarter of fiscal 2009, compared to 52.5% during the fourth quarter of fiscal 2008. Based on non-GAAP revenue for software and related services for each respective quarter, gross margin percentage was 56.4% for the fourth quarter of fiscal 2009, compared to 54.0% during the fourth quarter of fiscal 2008.

Net income for the three months ended May 31, 2009 was $13.4 million compared to net income of $10.9 million for the same period last year. Earnings for the three months ended May 31, 2009 were $0.09 cents per diluted share.

Non-GAAP net income for the three months ended May 31, 2009 was $23.5 million, compared to non-GAAP net income of $17.4 million for the same period last year, representing an increase of 35%. Non-GAAP net income for the three months ended May 31, 2009 and 2008 are comprised of net income from

Allscripts and Misys, respectively, for the full three-month period of each respective year, giving effect to the add-back of acquisition-related amortization of $3.2 million and $2.1 million, respectively, net of tax; total stock-based compensation expense of $1.4 million and $1.1 million, respectively, net of tax; and transaction-related expenses of $4.1 million and $2.4 million, net of tax. Non-GAAP net income for the three months ended May 31, 2009 also gives effect to a deferred revenue adjustment of $1.5 million, net of tax; and the three months ended May 31, 2009 and 2008, eliminates prepackaged medications net income of $0.1 million and $0.5 million, respectively. Non-GAAP net income for the three months ended May 31, 2008 also gives effect to a tax adjustment of ($0.8) million, net of tax. Non-GAAP earnings for the three months ended May 31, 2009 were $0.16 cents per diluted share.

As of May 31, 2009 the Company had cash and marketable securities of $73.5 million.

“We are pleased with the strong performance of Allscripts this quarter, which reflects not only the continuing appeal of our full suite of solutions, but also our success in operational efficiencies following our merger with Misys Healthcare,” said Glen Tullman, Chief Executive Officer of Allscripts. “As the industry leader, Allscripts is ideally positioned in 2009 and beyond to help our nation’s physicians take advantage of the electronic health record stimulus funding that becomes available from the federal government in 2011, and we look forward to helping our clients fulfill President Obama’s vision of a connected system of health that improves patient safety, enhances quality and better manages cost.”

Full Year Results

Total revenue for the year ended May 31, 2009 was $548.4 million, compared to $383.8 million for the year ended May 31, 2008. Non-GAAP revenue for the year ended May 31, 2009 was $680.5 million, compared to non-GAAP revenue of $669.2 million for the same period last year. Non-GAAP revenue for the years ended May 31, 2009 and 2008 are comprised of revenue from Allscripts and Misys for the full years giving effect to the add-back of a deferred revenue adjustment of $7.8 million for the year ended May 31, 2009. In addition, non-GAAP revenue includes $29.6 million and $41.9 million in prepackaged medications revenue that were recorded for GAAP purposes in the years ended May 31, 2009 and 2008, respectively.

Total revenue from software and related services during the year ended May 31, 2009 was $534.0 million, compared to $383.8 million for the same period last year. Non-GAAP revenue for software and related services for the years ended May 31, 2009 and 2008 was $650.9 million and $627.3 million, respectively.

Gross margin percentage was 53.3% for the year ended May 31, 2009, compared to 53.9% for the comparable period a year ago. Based on non-GAAP revenue for software and related services for each respective fiscal year, gross margin percentage was 55.0% for fiscal 2009 and 2008.

Net income for the year ended May 31, 2009 was $26.0 million compared to net income of $25.4 million, for the same period last year. Earnings for the year ended May 31, 2009 were $0.21 cents per diluted share.

Non-GAAP net income for the year ended May 31, 2009 was $76.7 million compared to non-GAAP net income of $59.3 million for the same period last year, representing an increase of 29%. Non-GAAP net income for the years ended May 31, 2009 and 2008 are comprised of net income from legacy Allscripts and Misys for the full twelve months of each respective year and gives the add-back effect of acquisition-related amortization of $12.0 million and $13.9 million, respectively, net of tax; total stock-based compensation expense of $4.9 million and $5.4 million, respectively, net of tax; and transaction-related expenses of $23.8 million and $7.9 million, net of tax. Non-GAAP net income for the year ended May 31, 2009 also gives effect to the deferred revenue adjustment of $4.7 million, net of tax and the years ended May 31, 2009 and 2008, eliminates prepackaged medications net income of $1.4 million and $2.1 million, respectively.

Conference Call

Allscripts will conduct a conference call today, July 20, 2009 at 4:30 PM Eastern Daylight Time to discuss the company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 230-5050 and requesting the Allscripts earnings call. International callers can access the audio portion of the webcast by dialing (973) 532-4923 and requesting the Allscripts Investor Presentation. A Microsoft Windows Media Player web replay will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687—or (706) 645-9291 for international callers—ID # 15908941.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from http://windowsmedia.com/download/download.asp, an Internet connection, and speakers or earphones).

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP revenue and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue and legacy Allscripts revenue for periods prior to the consummation date of the Misys merger and adds-back the deferred revenue adjustment booked for GAAP purposes and excludes revenue from prepackaged medications. Non-GAAP net income consists of GAAP net income and includes legacy Allscripts net income for periods prior to the consummation date of the Misys merger, excludes acquisition-related amortization, stock-based compensation expense under SFAS No. 123R, and transaction-related expenses, adds-back the deferred revenue adjustment and excludes net income from prepackaged medications, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

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Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

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Deferred Revenue Adjustment. Deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in connection with the transactions consummated with Misys plc on October 10, 2008. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to legacy Allscripts software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of October 10, 2008. Allscripts adds back this deferred revenue adjustment for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

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Prepackaged Medications. Allscripts disposed of the prepackaged medications business on March 16, 2009. The results of this business have been excluded from non-GAAP revenue and net income because Allscripts believes this provides the most relevant comparison of the underlying performance of Allscripts operations.

Management also believes that non-GAAP revenue and net income provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP revenue and net income are performance measures only, and they do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts c

Allscripts (Nasdaq: MDRX) uses innovation technology to bring health to healthcare. More than 160,000 physicians, 800 hospitals and nearly 8,000 post-acute and homecare organizations utilize Allscripts to improve the health of their patients and their bottom line. The company’s award-winning solutions include electronic health records, electronic prescribing, revenue cycle management, practice management, document management, hospital care management, emergency department information systems and homecare automation. Allscripts is the brand name of Allscripts-Misys Healthcare Solutions, Inc. To learn more, visit www.allscripts.com.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; the ability to recognize the benefits of the merger with Misys Healthcare Systems, LLC (“Misys”); the integration of Misys with the Company and the possible disruption of current plans and operations as a result thereof; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in millions)

(unaudited)

	May 31, 2009	May 31, 2008
Assets
Current assets
Cash and cash equivalents	$71.2	$0.3
Accounts receivable, net	155.1	48.3
Deferred income tax assets	1.1	0.9
Inventories, net	2.6	1.9
Prepaid expenses and other current assets	31.0	9.9

Total current assets	261.0	61.3
Long-term marketable securities	2.3	—
Fixed assets, net	17.3	6.1
Software development costs, net	13.5	—
Deferred income tax assets	—	—
Intangible assets, net	227.8	8.6
Goodwill, net	418.4	82.4
Other long-term assets	12.4	20.9

Total assets	$952.7	$179.3

Liabilities
Current liabilities
Accounts payable	19.2	14.3
Accrued expenses	41.5	12.6
Accrued compensation	16.6	9.7
Deferred revenue	86.0	27.2
Current portion of long-term debt, line of credit and capital lease obligation	0.8	4.3

Total current liabilities	164.1	68.1

Long-term liabilities
Long-term debt	63.7	0.5
Deferred income tax liabilities	20.4	—
Other liabilities	4.1	—

Total liabilities	252.3	68.6

Stockholders’ equity and net parent investment
Preferred stock	—	—
Common stock	1.4	0.8
Misys PLC’s net parent investment	—	—
Additional paid in capital	846.3	283.1
Unearned compensation
Accumulated deficit	(147.3)	(173.3)
Accumulated other comprehensive loss	—	0.1

Total stockholders’ equity	700.4	110.7

Total liabilities and stockholders’ equity	$952.7	$179.3

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in millions, except per-share amounts)

(Unaudited)

	Three Months Ended May 31,		Year Ended May 31,
	2009	2008	2009	2008
Revenue
System sales	$37.3	$15.5	$98.5	$64.6
Professional services	16.7	8.5	51.8	30.9
Maintenance	56.7	35.8	196.2	141.5
Transaction processing and other	54.3	37.3	187.5	146.8
Prepackaged medications	1.2	—	14.4	—

Total revenue	166.2	97.1	548.4	383.8

Cost of revenue(a)
System sales	17.6	10.8	52.0	37.1
Professional services	16.7	6.5	51.3	26.1
Maintenance	20.2	14.6	71.9	57.3
Transaction processing and other	18.7	14.3	69.5	56.4
Prepackaged medications	0.9	—	11.5	—

Total cost of revenue	74.1	46.2	256.2	176.9

Gross profit	92.1	50.9	292.2	206.9

Selling, general and administrative(b)	55.3	24.6	200.0	117.6
Research and development	10.6	9.5	39.4	37.8
Amortization of intangibles	2.6	0.2	6.9	11.3

Income from operations	23.6	16.6	45.9	40.2

Interest expense	(0.5)	(0.1)	(2.2)	(0.3)
Interest income and other, net	0.3	0.2	0.7	0.3

Net income from operations before tax	23.4	16.7	44.4	40.2

Income tax provision	(10.0)	(5.8)	(18.4)	(14.8)

Net income	$13.4	$10.9	$26.0	$25.4

Net income per share - basic and diluted	$0.09	$0.13	$0.21	$0.31

Weighted average shares of common stock outstanding used in computing basic net income per share	143.0	82.9	122.6	82.9

Weighted average shares of common stock outstanding used in computing diluted net income per share	148.2	82.9	127.6	82.9

(a)	Includes amortization of intangibles of $3.2m and $0.4m in the three months ended May 31, 2009 and 2008 respectively, and $8.5m and $1.6m for the years ended May 31, 2009 and 2008 respectively.

(b)	Includes stock-based compensation of $2.5m and $0.2m in the three months ended May 31, 2009 and 2008 respectively and $5.8m and $2.2m for the year ended May 31, 2009 and 2008 respectively.

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(amounts in millions, except per-share amounts)

(Unaudited)

Non-GAAP revenue	Three Months Ended May 31,		Year Ended May 31,
	2009	2008	2009	2008
Total revenue, as reported	$166.2	$97.1	$548.4	$383.8

AHS revenue pre-merger	—	77.7	124.3	285.4
Deferred revenue adjustment	2.6	—	7.8	—

Total non-GAAP revenue	168.8	174.8	680.5	669.2

Elimination of prepackaged medications	(1.2)	(9.5)	(29.6)	(41.9)

Non-GAAP revenue from software and related services	$167.6	$165.3	$650.9	$627.3

Non-GAAP net income (All adjustments tax effected at 43.0% for the fourth quarter, 41.4% for fiscal 2009 and 36.7% for fiscal 2008)	Three Months Ended May 31,		Year Ended May 31,
	2009	2008	2009	2008
Net income, as reported	$13.4	$10.9	$26.0	$25.4

AHS net income pre-merger (A)	—	2.2	6.7	11.7
Acquisition-related amortization expense	3.2	2.1	12.0	13.9
Stock-based compensation expense	1.4	1.1	4.9	5.4
Transaction-related expense	4.1	2.4	23.8	7.9
Deferred revenue adjustment	1.5	—	4.7	—
Elimination of prepackaged medications	(0.1)	(0.5)	(1.4)	(2.1)
Tax adjustment to align fiscal 2008	—	(0.8)	—	(2.9)

Non-GAAP net income	$23.5	$17.4	$76.7	$59.3

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted net income per share	148.2	82.9	127.6	82.9

Non-GAAP net income per share - diluted	$0.16	$0.22	$0.60	$0.71

(A)	Excludes $28.1M of transaction-related expenses for the year ended May 31, 2009, including $13.1M of stock-based compensation, incurred by AHS in the pre-merger period, net of tax.